UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2020

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LDL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2020, Lydall, Inc. (“Lydall” or the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”). Of the 17,694,639 shares of the Company’s common stock outstanding as of the record date of March 2, 2020, 16,229,540 shares or 92.11% of the total outstanding shares, were represented at the Annual Meeting either in person or by proxy.

Each matter voted upon at the Annual Meeting is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2020.

Below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting:

(1)	Election of directors for terms expiring in 2021:

Director	For	Against	Abstentions	Broker-Non-Votes
David G. Bills	14,524,049	890,437	11,244	873,810
Kathleen Burdett	14,081,016	1,335,694	9,020	873,810
James J. Cannon	14,360,675	1,053,651	11,404	873,810
Matthew T. Farrell	14,138,022	1,277,020	10,688	873,810
Marc T. Giles	14,423,800	990,101	11,829	873,810
Sara A. Greenstein	15,185,620	229,193	10,917	873,810
Suzanne Hammett	14,072,374	1,343,802	9,554	873,810
S. Carl Soderstrom, Jr.	14,035,279	1,380,337	10,114	873,810

(2)	Approving the Amended and Restated 2012 Stock Incentive Plan:

For	Against	Abstentions	Broker-Non-Votes
13,978,831	1,432,889	14,010	873,810

(3)	Advisory vote for the resolution to approve the Company’s executive compensation:

For	Against	Abstentions	Broker-Non-Votes
12,557,897	2,243,096	624,737	873,810

(4)	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2020:

For	Against	Abstentions	Broker-Non-Votes
15,283,342	393,197	623,001	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

Dated: April 27, 2020	By:	/s/ CHAD A. McDANIEL
Chad A. McDaniel
Executive Vice President, General Counsel and Chief Administrative Officer

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